UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 05, 2026

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 5, 2026, Xometry, Inc. (the “Company”) issued a notice of redemption (the “Redemption Notice”) for all approximately $85.0 million aggregate principal amount outstanding of its 1.00% Convertible Senior Notes due 2027 (the “Notes”), which were issued pursuant to the Indenture, dated as of February 4, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee, relating to the Notes.

Pursuant to the Redemption Notice, on November 20, 2026 (the “Redemption Date”), the Company will redeem any Notes that have not been converted prior to the close of business on the Scheduled Trading Day (as defined in the Indenture) immediately preceding the Redemption Date at a redemption price in cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, from August 1, 2026 to, but not including, the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and interest thereon, if any, shall cease to accrue on and after the Redemption Date.

The Notes called for redemption may be converted by holders at any time before 5:00 p.m. (New York City time) on November 19, 2026 (the “Conversion Deadline Date”). Each $1,000 principal amount of the Notes is convertible into 17.8213 shares of Class A common stock of the Company, par value $0.000001 per share, subject to adjustment under certain circumstances as set forth in the Indenture. Pursuant to the Indenture, the conversion rate will be increased by 0.0018 additional shares per $1,000 principal amount of the Notes for conversions prior to 5:00 p.m. (New York City time) on the Conversion Deadline Date. The Company has elected to settle any conversions occurring after the date of the Redemption Notice and prior to 5:00 p.m. (New York City time) on the Conversion Deadline Date by Physical Settlement (as defined in the Indenture).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this Current Report on Form 6-K include, but are not limited to, statements related to the planned redemption of the Notes. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with executing the redemption of the Notes and events that could impact the terms of the redemption, as well as those described in the Company’s filings with the United States Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings and reports that we may file from time to time with the SEC. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	November 5, 2026	By:	/s/ James Miln
James Miln Chief Financial Officer